PROXY CARD

WORLD FUNDS TRUST

Sherwood Forest Alternative Fund

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Toll Free: 800-673-0550

FORM OF PROXY SOLICITED BY THE BOARD OF TRUSTEES FOR THE

SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD ON

February 15, 2013

The undersigned, revoking previous proxies with respect to the units of beneficial interest in the name of undersigned (the “Shares”), hereby appoints John Pasco, III and Karen Shupe as proxies, each with full power of substitution, to vote all of the Shares at the Special Meeting of Shareholders of the Sherwood Forest Alternative Fund (the “Fund”), a series of World Funds Trust (the “Company”) to be held at the offices of the Company’s administrator, Commonwealth Shareholder Services, 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, at 10:00 am, Eastern Time, on February 15, 2013, and any adjournments or postponements thereof (the “Meeting”); and the undersigned hereby instructs said proxies to vote:

Proposal

To approve the Agreement and Plan of Reorganization that provides for: (i) the transfer of all of the assets and liabilities of the Sherwood Forest Alternative Fund in exchange for shares of the Dunham Alternative Strategy Fund, a series of Dunham Funds ("Dunham Trust"); and (ii) the distribution of shares of the Dunham Alternative Strategy Fund so received to shareholders of the Sherwood Forest Fund.

____For

____Against

____Abstain

This proxy will, when properly executed, be voted as directed herein by the signing shareholder(s).  If no contrary direction is given when the duly executed proxy is returned, this proxy will be voted FOR the foregoing Proposals and will be voted in the appointed proxies’ discretion upon such other business as may properly come before the Meeting.

Your signature(s) acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and the proxy statement. Your signature(s) on this proxy should be exactly as your name(s) appear on this proxy.  If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, Directors or guardians should indicate the full title and capacity in which they are signing.

Dated:                  , 2013

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Signature of Shareholder

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Signature (Joint owners)

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Printed Name of Shareholder(s)

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Printed Name of Joint Owner

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU ATTEND.